SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

________________________

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[  ]         Preliminary Proxy Statement
[  ]         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]         Definitive Proxy Statement
[X]         Definitive Additional Materials
[  ]         Soliciting Material Pursuant to Section 240.14a-12

________________________

ALEXANDER & BALDWIN, INC.
(Name of Registrant as Specified in its Charter)

___________________________________
(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

________________________

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On March 12, 2010, Alexander & Baldwin, Inc. (the “Company”) filed a Proxy Statement on Schedule 14A with the Securities and Exchange Commission relating to its 2010 Annual Meeting of Shareholders.  In its Proxy Statement, the Company submitted to shareholders a proposal to approve the Company’s amended and restated 2007 Incentive Compensation Plan (the “Plan”) that, among other things, authorizes for issuance an additional 2,200,000 shares of the Company’s common stock.

Burn Rate Commitment
The Company has committed that its average burn rate of equity awards under the Plan for fiscal years 2010, 2011 and 2012 will not exceed 2.655%.  This burn rate of 2.655% is the average of allowable burn rate levels for the Transportation segment of the Russell 3000 index, as published by RiskMetrics Group (“RMG”) for its policy years 2009 and 2010.  The burn rate will be based on the weighted average common shares outstanding (basic) at fiscal year-end.  For the sole purpose of calculating burn rate, full-value awards will be counted at a rate of 2:1 for fiscal years 2010, 2011 and 2012.  The 2:1 rate was determined using RMG’s methodology based on the volatility of the Company’s stock as of December 1, 2009.

Additional Plan Information
The following table sets forth additional Plan information, as of February 19, 2010:

Shares available for future grant under all plans (including the number that can be granted as full-value awards):	242,041
Options outstanding:	2,854,497
Weighted-average exercise price of options outstanding:	$36.31
Weighted-average remaining term of options outstanding:	6.06 years
Full-value shares outstanding:	334,818

Change in Control Definition
The Company is clarifying that the change in control definition in the Plan that governs the treatment of outstanding awards under the Plan requires that consummation of an actual change in control transaction must occur.  To the extent the change in control event requires shareholder approval of a transaction, such as is the case for a merger, consolidation or other reorganization event to which the Company is a party, shareholder approval of the transaction will not by itself be enough to trigger the change in control provisions of the Plan.  It is not until the consummation of a transaction occurs, and there is an actual change in control or ownership of the Company, that the change in control provisions will apply.